UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2026

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 Marine Parkway, Suite 400

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 5, 2026, Soleno Therapeutics, Inc. a Delaware corporation (the “Company” or “Soleno”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neurocrine Biosciences, Inc., a Delaware corporation (“Parent”), and Sigma Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Parent, through Purchaser, will commence a cash tender offer (the “Offer”) to purchase all of the issued outstanding shares of the common stock, par value $0.001 (the “Shares”), of the Company, at a price per share of $53.00 per share (the “Offer Price”) in cash, without interest, subject to any applicable withholding taxes. If successful, upon the terms and conditions set forth in the Merger Agreement, the Offer will be followed by a merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent.

The obligation of Purchaser to accept for payment and pay for any Shares validly tendered (and not withdrawn) pursuant to the Offer (the time of such acceptance for payment, the “Acceptance Time”) is subject to several conditions, including

•

there will have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent and its subsidiaries, represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer;

•	subject to certain materiality exceptions, the truth and accuracy of the representations and warranties of the Company contained in the Merger Agreement;

•	compliance with, or performance in all material respects of, all of the covenants and agreements that the Company is required to comply with or perform at or prior to the Acceptance Time;

•	the absence of a material adverse effect on the Company;

•	the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•	certain other customary conditions.

The Offer is not subject to any financing condition.

Parent and Purchaser are obligated to commence the Offer within 10 business days from the date of the Merger Agreement and to keep the Offer open for 20 business days following the commencement of the Offer (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended), subject to possible extension under the terms of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each Share (other than any Shares (i) owned by Parent, Purchaser or the Company or by any of their respective subsidiaries (or held in the Company’s treasury) and (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time has not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL) issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest, subject to any applicable withholding taxes.

Effective immediately prior to the Effective Time, each option to purchase Shares (a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time and that is not an Out of the Money Company Option (as defined below), whether or not then vested or exercisable, will fully vest and will be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to (i) the total number of Shares subject to such Company Option immediately prior to such cancellation multiplied by (i) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Share underlying such Company Option.

Each Company Option that has an exercise price per Share that is equal to or greater than the Offer Price (an “Out of the Money Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, will be cancelled and no holder thereof will be entitled to any payment with respect to such Company Option before or after the Effective Time.

Effective as of immediately prior to the Effective Time, each warrant to purchase Shares (a “Company Warrant”) that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be treated as being simultaneously cashless exercised as of immediately prior to the Effective Time, in accordance with the terms and conditions specified in the applicable Company Warrant and subject to deduction for any applicable withholding taxes. Soleno is required to use reasonable best efforts to enter into a warrant termination agreement with each holder of a Company Warrant that is not exercised prior to the Effective Time.

Effective as of immediately prior to the Effective Time, each warrant to purchase Shares (a “Company Warrant”) that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be treated as being cashlessly exercised as of immediately prior to the Effective Time and subject to deduction for any applicable withholding taxes.

Parent, Purchaser and the Company have made customary representations, warranties and covenants in the Merger Agreement, including agreeing to use reasonable best efforts to take all actions, file all documents, and cooperate in doing all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as promptly as practicable. The Company has agreed to, and to cause its subsidiaries to, among other things, (i) conduct its operations in all material respects in the ordinary course of business consistent with past practice (subject to certain exceptions), including not taking certain specified actions prior to the consummation of the Merger, and (ii) use reasonable best efforts to (a) preserve intact its business organization, (b) keep available the services of its current officers and key employees, and (c) preserve its current significant business relationships.

The Company agreed that it will not, and will cause its subsidiaries, the members of the board of directors of the Company (“Board”) and its executive officers not to, and will use its reasonable best efforts to cause its other representatives not to, among other things directly or indirectly:

•

initiate, solicit, knowingly encourage or knowingly facilitate the submission of any inquiry, request, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal;

•

participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to or in connection with or for the purpose of soliciting, knowingly encouraging or knowingly facilitating, any inquiry, request, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal;

•	adopt, approve, recommend, submit to its stockholders or declare advisable any alternative acquisition proposal

•

enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to any inquiry, request, indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement);

•

release or permit the release of any person from, or waive or permit the waiver of any provision of, or fail to use its reasonable best efforts to enforce or cause to be enforced, any standstill or similar agreement to which the Company is a party, unless the Board determines in good faith, after consultation with independent financial advisors and outside legal counsel, that the failure to do so is inconsistent with the fiduciary duties of the Board to the Company’s stockholders under applicable law; and

•

take any action or exempt any person (other than Parent and its subsidiaries) from the restriction on “business combinations” or any similar provision contained in applicable takeover laws or the Company’s organizational or other governing documents or grant a waiver under Section 203 of the DGCL.

In addition, the Company has agreed to, and to cause its subsidiaries and their respective representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal.

The Board is not permitted, among other things, to withhold, withdraw, modify or qualify, or publicly propose to withhold, withdraw or modify, in any manner adverse to Parent, its recommendation that the Company’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Company and the Board, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the Board’s recommendation or terminating the Merger Agreement to enter into an alternative acquisition agreement in response to a bona fide written alternative acquisition proposal made after the date of the Merger Agreement that has not been withdrawn, if the Board determines in good faith, after consultation with the Company’s independent financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to change the Board’s recommendation or terminate the Merger Agreement to enter into such alternative acquisition agreement is inconsistent with its fiduciary duties under applicable law.

In addition, the Board is permitted to change its recommendation for certain intervening events not related to, among others, the receipt of an unsolicited proposal or any changes in market price of the Company’s stock, subject to the satisfaction of certain conditions, including a match right for Parent, if the Board determines in good faith, after consultation with independent financial advisors and outside counsel, that the failure to take such action is inconsistent with its fiduciary duties to Company’s stockholders under applicable law.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company under specified circumstances to accept a superior proposal and enter into an alternative acquisition agreement providing for the consummation of the transaction contemplated thereby, the Company will be required to pay to Parent a termination fee of $95.25 million. Similarly, if the Merger Agreement is terminated under specified circumstances as a result of the failure to obtain approvals or the existence of an order, decree or ruling that restrains enjoins or otherwise prohibits the Offer that arises as a result of antitrust laws Parent will be required to pay to the Company a termination fee of $141.5 million. In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by October 5, 2026, subject to extension under certain circumstances.

The Merger Agreement has been approved by the board of directors of each of Parent, Purchaser and the Company. The Board recommends that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The reference to the Merger Agreement and its filing as an exhibit to this Report are not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company or Parent. The Merger Agreement contains representations, warranties, covenants and agreements that were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Parent’s or Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs as of the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, neither Parent nor the Company undertakes any obligation to update such information.

Tender and Support Agreement

On April 5, 2026, in connection with the Offer, Anish Bhatnagar and James Mackaness (together, the “Principal Stockholders”) entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Principal Stockholders have agreed, among other things, to tender their Shares in the Offer and vote their Shares in support of the transactions contemplated by the Merger Agreement, as applicable. As of April 5, 2026, the Principal Stockholders owned an aggregate of approximately 1.01% of the outstanding Shares. Each Support Agreement will terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) the Effective Time, (iii) the date and time the Merger Agreement is amended or modified or waived without the prior written consent of the Principal Stockholders that results in the Merger Consideration failing to include at least $53.00 in cash per Share, or (iv) a written agreement to terminate the Support Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 6, 2026, the Company and Parent issued a joint press release regarding the execution of the Merger Agreement. A copy of such press release has been furnished herewith as Exhibit 99.1 to this Report and is incorporated herein by reference.

This information and Exhibit 99.1 are being furnished pursuant to Item 7.01 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1.

Additional Information and Where to Find It

The Offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company, nor is it a substitute for any tender offer materials that Parent, Purchaser or the Company will file with the SEC. A solicitation and an offer to buy securities of the Company will be made only pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The Offer to Purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of the Company at no expense to them. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents will be made available for free at the SEC’s website at www.sec.gov. Investors and securityholders may also obtain, free of charge, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that the Company has filed with or furnished to the SEC under the “Investors” section of the Company’s website at soleno.life.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of each of Soleno and Neurocrine, including statements relating to the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 5, 2026, by and among Soleno, Neurocrine, and the other parties thereto (the “Merger Agreement”), including the anticipated occurrence, manner and timing of the proposed tender offer; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement; the possibility of any termination of the Merger Agreement; the prospective benefits of the proposed transaction; Neurocrine’s strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to its future financial results and growth potential, anticipated product portfolio, development programs and patent terms; the estimated occurrence of PWS; the estimated U.S. population of PWS patients; and other statements that are not historical facts. The forward-looking statements contained in this communication are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer; uncertainties as to how many of Soleno’s stockholders will tender their stock in the offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions in the Merger Agreement may not be satisfied or waived; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the transaction does not close; risks related to the parties’ ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Neurocrine will not be able to integrate Soleno successfully or that such integration may be more difficult, time-consuming or costly than expected; disruption from the proposed transaction, making it more difficult for either company to conduct business as usual or maintain relationships with employees, customers, suppliers, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed transaction on the market price of Neurocrine’s common stock and/or Neurocrine’s operating results, including the possibility that if the parties do not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Neurocrine’s common stock could decline; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; Neurocrine’s ability to fund the proposed transaction; the time-consuming and uncertain regulatory approval process; the degree and pace of market uptake of Soleno’s commercial product, VYKATTM XR (diazoxide choline); the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the parties’ business operations and financial results; the sufficiency of Neurocrine’s cash flows and capital resources; Neurocrine’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; and other risks and uncertainties affecting Neurocrine and Soleno, including those described from time to time under the caption “Risk Factors” and elsewhere in Neurocrine’s and Soleno’s respective filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other filings filed with the SEC, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Neurocrine and its acquisition subsidiary, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Soleno. Any forward-looking statements are made based on the current beliefs and judgments of Neurocrine’s and Soleno’s respective management teams, and the reader is cautioned not to rely on any forward-looking statements made by Neurocrine or Soleno. Except as required by law, Neurocrine and Soleno do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 5, 2026, by and among Soleno Therapeutics, Inc., Neurocrine Biosciences, Inc., and Sigma Merger Sub, Inc.

10.1	Form of Tender and Support Agreement.

99.1	Press Release, dated April 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934 for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2026

SOLENO THERAPEUTICS, INC.

By:	/s/ Anish Bhatnagar
Name:	Anish Bhatnagar
Title:	Chief Executive Officer